Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-105682 and Form S-8 No. 333-207693) pertaining to The Gorman-Rupp Company 401(k) Plan of our report dated June 23, 2026, with respect to the financial statements and supplemental schedule of The Gorman-Rupp Company 401(k) Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2025 and 2024.

/s/ Meaden & Moore, Ltd.

Cleveland, Ohio

June 23, 2026

Meaden & Moore, Ltd.

(A Meaden & Moore Affiliate Company)

1375 East Ninth Street, Suite 1800 | Cleveland, OH 44114-1790 | P (216) 241-3272 | F (216) 771-4511 | meadenmoore.com